UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 16, 2006

MediaBay, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-13469	65-0429858

(Commission File Number)	(IRS Employer Identification No.)

2 Ridgedale Avenue, Cedar Knolls, New Jersey  07927

(Address of Principal Executive Offices) (Zip Code)

(973) 539-9528

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2006, MediaBay, Inc. (the “Company”) received a Nasdaq Staff Determination Letter indicating that the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion in accordance with Marketplace Rule 4450(a)(5). Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days or until November 13, 2006 to regain compliance. To regain compliance with the bid price requirement, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to November 13, 2006. If the Company is not in compliance at November 13, 2006, Nasdaq will provide written notification to the Company that the Company’s securities will be delisted. At that time, the Company may appeal the Nasdaq’s determination to delist the securities to a Nasdaq Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaBay, Inc.
(Registrant)

By:	/s/ Robert Toro
Robert Toro
Chief Financial Officer

Date: May 19, 2006